Asure Software Board of Directors Appoints COO Nancy L. Harris as President and Chief Executive Officer

Former CEO Richard N. Snyder to Continue as Executive Chairman of the Board; Ms. Harris to Be Nominated as Director on Board-Recommended Slate at 2009 Annual Meeting

AUSTIN, TX -- (Marketwire - June 18, 2009) - Asure Software (NASDAQ: ASUR), a leading provider of workforce management software, announced today that the Board of Directors has selected current Chief Operating Officer Nancy L. Harris to become President and Chief Executive Officer of the Company, effective immediately. Ms. Harris also was appointed to fill the vacancy created by the June 1, 2009, resignation of Kathleen A. Cote. In addition, she has been added to the Board's recommended slate of director nominees for election at the 2009 Annual Meeting of Stockholders, to be held July 30, 2009.

Former CEO Richard N. Snyder will continue to serve as Executive Chairman of the Board and will focus his efforts on Board planning and governance issues, corporate strategy and other matters unrelated to the daily operations of the business.

"In our ongoing efforts to maintain the highest corporate governance standards, the Board has decided to enact a deliberate and seamless management transition plan that, among other things, will separate the positions of Chairman and CEO," Mr. Snyder said. "The Board feels that now is the opportune time to make this change, given the Company's evolution as an early-stage software enterprise, the approach of our 2009 annual meeting, and as we head into the final quarter of our fiscal year. Nancy's strong industry experience and intimate knowledge of our business and our people make her highly qualified to assume responsibility for all of the day-to-day operations of our Company. Under her leadership, we have successfully integrated two acquired software businesses -- NetSimplicity and iEmployee -- and have seen consistent growth within those businesses. She is highly regarded by our customers and partners, and is respected by her colleagues as an inspired and effective leader. We expect a seamless leadership transition."

Ms. Harris said, "I am excited about this opportunity and look forward to executing our long-range plan for increasing shareholder value. We expect to continue to grow our top line by offering innovative software and service solutions that help our customers operate more efficiently, increase worker productivity and reduce their costs. And we will look to further leverage that growth into bottom-line results and long-term value creation by optimizing our distinctive brands in the marketplace in conjunction with our operational efficiency enhancements."

Ms. Harris, 46, joined the Company in October 2001 as Vice President of Marketing. She became General Manager of NetSimplicity following the acquisition of that business in 2003, and was appointed Chief Operating Officer of the Company in January 2008 with responsibility for the daily operations of the Company's software segment. Ms. Harris has 23 years of experience in the software industry, serving in both marketing and development capacities. Prior to joining Asure, she was the Director of Marketing and Product Management at Clear Commerce, an Internet transaction-processing software company, from 2000 to 2001. Previously, she spent eight years with BMC Software in various positions including Director of Field Marketing, Director of Product Marketing and Development Manager. She holds a master's degree in marketing and a bachelor's degree in journalism from Northwestern University.

Mr. Snyder, 64, has served as a director of the Company since December 1997 and was elected Chairman of the Board in March 2000. In June 2001, he was elected President and Chief Executive Officer of the Company. Previously, he was founder of Corum Cove Consulting, LLC, a firm specializing in providing strategic guidance to high-technology businesses, and served as Chief Executive Officer of that company from 1997 to 2001. His prior positions included Senior Vice President of World Wide Sales, Marketing, Service and Support for Compaq Computer Corp., Senior Vice President and General Manager of Dell Americas, and Group General Manager of the Deskjet Products Group of Hewlett Packard. He is also a director of Symmetricom, Inc., based in San Jose, California.

Editor's Note: In a separate release issued today, Asure Software also announced its third-quarter fiscal 2009 financial results.

About Asure Software

Headquartered in Austin, Texas, Asure Software (ASUR), (a d/b/a of Forgent Networks, Inc.), empowers small to mid-size organizations and divisions of large enterprises to operate more efficiently, increase worker productivity and reduce costs through a comprehensive suite of on-demand workforce management software and services. Asure's market-leading suite includes products that optimize workforce time and attendance tracking, benefits enrollment and tracking, pay stubs and W2 documentation, expense management, meeting and event management, and asset tracking and reservations. With additional offices in Seekonk, Mass., Vancouver, British Columbia, and Mumbai, India, Asure serves 3,500 customers around the world. For more information, please visit www.asuresoftware.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding Asure's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Such risks and uncertainties, which include those associated with continued listing of the Company's securities on the NASDAQ Capital Market, could cause actual results to differ from those contained in the forward-looking statements.

Investor Contact:
Jay Peterson
Asure Software
512-437-2476

Media Contact:
Rob Berick
Dix & Eaton
216-241-4611